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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-58632 and 333-42546) of Lifeline Systems, Inc. of our report dated February 11, 2002, except as to the 19th paragraph of Note E and Note M for which the date is March 27, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 2002


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